                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 29, 1997



                     CRESCENT REAL ESTATE EQUITIES COMPANY
             (Exact name of Registrant as specified in its Charter)

         Texas                           1-13038                         52-1862813
(State of Organization)          (Commission File Number)   (IRS Employer Identification Number)


777 Main Street, Suite 2100
Fort Worth, Texas                                                            76102
(Address of Principal Executive                                           (Zip Code)
Offices)


                                 (817) 877-0477
             (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

PROPOSED SPIN-OFF

    Crescent Real Estate Equities Company ("Crescent Equities"), which operates as a real estate investment trust (a "REIT") for federal income tax purposes, intends to establish a new corporation ("Crescent Affiliate") that will obtain certain rights pursuant to the terms of an intercompany agreement to be entered into with the Company (as defined below) in connection with the spin-off. The shares of Crescent Affiliate will be distributed by Crescent Real Estate Equities Limited Partnership, which is the operating partnership of Crescent Equities (the "Operating Partnership"), to its partners (including Crescent Equities). Crescent Equities will then distribute the shares of Crescent Affiliate as a dividend to its shareholders in a spin-off.

    It is anticipated that, under the intercompany agreement, the Company and Crescent Affiliate will agree to provide each other with rights to participate in certain transactions and to make certain investments. For example, Crescent Affiliate will agree not to acquire or make investments in real estate unless it has offered the acquisition or investment opportunity to the Company and the Company has determined not to pursue such acquisition or investment. Crescent Affiliate also will agree to assist the Company in structuring and consummating any such acquisition or investment which the Company elects to pursue, on terms determined by the Company. Similarly, the Company will provide Crescent Affiliate with a right of first offer (i) to become lessee of any property acquired by the Company as to which the Company, consistent with its status as a REIT, must enter into a master lease arrangement and (ii) to participate in transactions or make investments where the Company is unwilling or unable to consummate the entire transaction or investment. The Company may, but will not be required to, offer Crescent Affiliate the opportunity to participate in transactions, or co-invest with the Company in investments, where the Company is willing and able to pursue the entire transaction or investment. In addition, each party will notify the other party of, and make available to the other party, investment opportunities developed by such party or of which such party becomes aware but is unable or unwilling to pursue. The Company, in its sole discretion, will make all decisions as to its ability or inability to participate in transactions or make investments.

     Prior to the spin-off, Crescent Equities and its subsidiaries (collectively, the "Company") will contribute to Crescent Affiliate a minimum of approximately $20 million and a maximum of approximately $68 million in the form of assets, cash to acquire assets and loans. This amount is expected to include
(i) $7.5 million (in the form of cash or loans) to be used by Crescent Affiliate to make an investment in a limited liability company ("CBHS") that will be owned approximately 50% by Crescent Affiliate and approximately 50% by Magellan Health Services, Inc. ("Magellan"), subject to potential dilution of each of Magellan and Crescent Affiliate by up to 5% in connection with future incentive compensation of management of CBHS, and (ii) $17.5 million (in the form of cash or loans) to be used by Crescent Affiliate to satisfy its obligation to loan funds to CBHS under certain circumstances. CBHS will operate (but will not own) approximately 90 acute care psychiatric hospitals and similar facilities (the "Facilities") that the Company will acquire from Magellan, as described in more detail under "Proposed Magellan Transaction." This amount also is expected to include the Company's contribution to Crescent Affiliate (or the acquisition directly by Crescent Affiliate with funds supplied by the Company) of up to approximately $43 million in assets to be acquired from Carter-Crowley Properties, Inc. ("Carter-Crowley") prior to or immediately following the spin-off, as described in more detail under "Proposed Carter-Crowley Transaction."

The spin-off is designed to provide the shareholders of the Company at the time of the spin-off with the ability to benefit from both the real estate operations of the Company and the related business operations of Crescent Affiliate. The spin-off of Crescent Affiliate will result in Crescent Affiliate's becoming a public company, the shares of which are expected to be publicly traded no later than the effective date of the spin-off.

PROPOSED MAGELLAN TRANSACTION

    On January 29, 1997, the Company entered into a definitive agreement with Magellan to acquire substantially all of the real estate assets of Magellan's domestic hospital provider business as currently owned and operated by a wholly owned subsidiary of Magellan. The Magellan transaction involves various components, certain of which will relate to the Company and certain of which will relate to Crescent Affiliate. None of the Magellan transactions will be consummated unless all of the transactions are consummated. Closing of the transactions is subject to customary closing conditions and to approval of the transactions by the stockholders of Magellan, and is expected to occur by the end of May 1997.

    As to the Company, the principal transaction is the Company's acquisition of the Facilities, with the Facilities to be leased to CBHS, and the subsidiaries of CBHS, under a triple-net lease. The lease will require the payment of annual base rent in the amount of $40 million, increasing in each subsequent year at a 5% compounded annual rate during the 12-year term. All maintenance and capital improvement costs will be the responsibility of CBHS during the term of the lease. In addition, CBHS will pay annually an additional $20 million under the lease, at least $10 million of which must be used, as directed by CBHS, for capital expenditures each year and up to $10 million of which may be used, if requested by CBHS, to cover capital expenditures, property taxes, insurance premiums and franchise fees. CBHS's failure to pay the additional $20 million is not a default under the lease unless the Company has expended funds for capital expenditures, property taxes, insurance premiums or franchise fees. In connection with the Magellan transaction, the Company also will receive warrants to purchase 1,283,311 shares of Magellan's common stock, at an exercise price of $30 per share, with such warrants becoming exercisable, in increments, during the period from May 1998 through May 2009. The total amount to be paid by the Company in connection with the transaction is $395 million.

    Crescent Affiliate will acquire its interest in CBHS in connection with the Magellan transaction in exchange for an initial payment of $5 million, with an additional $2.5 million payable by each of Crescent Affiliate and Magellan within five days following the closing of the transaction. In addition, each of Crescent Affiliate and Magellan will agree to lend to CBHS, upon request by Magellan during the five years following the closing, up to an aggregate of $17.5 million. Any such loans will bear interest at the rate of 10% per annum and have a term of five years. CBHS, which will be the lessee under the lease of the Facilities from the Company as lessor, will be responsible for operating the Facilities. CBHS will derive assistance in its role as operator of the Facilities through a franchise arrangement with an initial term of 12 years to be entered into between CBHS (and its subsidiaries), as franchisees, and Magellan, as franchisor. Pursuant to this franchise arrangement, Magellan will provide certain services necessary or desirable for the operation of the business to be conducted at the Facilities (including the provision of policies, procedures and protocols for operation of the Facilities and of a toll-free patient referral number) in exchange for an annual franchise fee of, initially, $81 million plus the greater of annual cost-of-living adjustments or a percentage of CBHS's gross revenues, as defined in the franchise agreement. The payment by CBHS to Magellan of the annual franchise fee will be subordinated to the payment by CBHS to the Company of annual base rent, with Magellan having the right to assume an increasing level of the management functions associated with the operation of CBHS if the annual franchise fee is in arrears by $6 million or more and to assume all such management functions if the annual franchise fee is in arrears by $24 million or more. In connection with the Magellan transaction, Crescent Affiliate will also receive, on the same terms as described for the Company, warrants to purchase 1,283,311 shares of Magellan's common stock. In addition, Crescent Affiliate will issue to Magellan warrants to purchase up to 2.5% of its common stock outstanding on the closing date, with such warrants exercisable only at the times, and in the proportions, that the Company and Crescent Affiliate exercise their warrants to purchase common stock of Magellan. The exercise price for the warrants will reflect the same premium as used to calculate the exercise price for the warrants issued to the Company and Crescent Affiliate by Magellan, based upon a valuation of Crescent Affiliate conducted by a mutually agreed upon independent appraiser.

PROPOSED ACQUISITION OF CARTER-CROWLEY PORTFOLIO

    General. On February 10, 1997, the Company entered into a contract to acquire, for $383 million, substantially all of the assets of Carter-Crowley, an unaffiliated company controlled by the family of Donald J. Carter. These assets (the "Carter-Crowley Portfolio") include 14 office properties, with an aggregate of approximately 3.0 million square feet of rentable space, located in submarkets of suburban Dallas, approximately 1,216 acres of commercially zoned, undeveloped land located in the Dallas-Fort Worth metroplex, two multifamily residential properties located in the Dallas metropolitan area, marketable securities, an approximately 12% equity interest in the limited partnership that owns the Dallas Mavericks NBA basketball franchise, secured and unsecured promissory notes, and certain other assets (including operating businesses).

    The Company anticipates that it will acquire assets from the Carter-Crowley Portfolio, with an aggregate purchase price of up to approximately $340 million, consisting primarily of the 14 office properties (the "CC Office Portfolio"), the two multifamily residential properties, 208 acres of the undeveloped land in the Dallas-Fort Worth metroplex, marketable securities and the secured and unsecured promissory notes relating primarily to the Dallas Mavericks. The Company has preliminarily allocated approximately $205 million and $4 million of the $383 million purchase price to the CC Office Portfolio and the multifamily residential properties, respectively.

    The remainder of the Carter-Crowley Portfolio will either be contributed to Crescent Affiliate by the Company prior to completion of the spin-off or purchased by Crescent Affiliate utilizing equity and loan proceeds that will be provided to Crescent Affiliate by the Company. These assets, which have an estimated value of up to approximately $43 million, are expected to consist primarily of approximately 1,008 acres of the undeveloped land, the approximately 12% limited partner interest in the limited partnership that owns the Dallas Mavericks, an approximately 1% interest in a private venture capital fund, 100% of a construction equipment, sale, leasing and services company, certain direct non-operating working interests in various oil and gas wells and an approximately 35% limited partner interest in two oil and gas limited partnerships that own working interests in various oil and gas wells, will be acquired by Crescent Affiliate. It is anticipated that any of such assets not acquired by Crescent Affiliate will be acquired by the Company.

    CC Office Portfolio. The CC Office Portfolio is located within seven Dallas submarkets and consists of approximately 2.3 million net rentable square feet of Class A office space and .7 million net rentable square feet of Class B office space. The office properties were constructed principally between 1980 and 1986 and range in size from 40,000 to 634,000 net rentable square feet.
The CC Office Portfolio will be owned in fee simple along with the rights appurtenant and related thereto, except for one office property which is subject to a 99-year ground lease that expires in May 2079. Management believes that the CC Office Portfolio are suitable and adequate for continued use as Class A and Class B office properties.

    The following table provides information for the CC Office Portfolio by submarket as of December 31, 1996.





                                                                                                    OFFICE        QUOTED
                                                                        AVERAGE      BASE RENT     SUBMARKET       MARKET
                                                           PERCENT     BASE RENT    PER LEASED      PERCENT     RENTAL RATE
     CLASSIFICATION,          NUMBER OF    TOTAL NET      LEASED AT   PER LEASED   SQ. FT. AS OF    LEASED/      PER SQUARE
        SUBMARKET            PROPERTIES  RENTABLE AREA   PROPERTIES   SQ. FT. (1)  12/31/96 (2)    OCCUPIED (3)    FOOT (3)
        ---------            ----------  -------------   ----------   -----------  ------------    ------------    --------
CLASS A
Far North Dallas                   3        494,496           98%      $12.51         $12.43            98%        $20.88
Uptown/Turtle Creek                2        485,088           79        12.63          12.14            86          22.99
Richardson/Plano                   2        418,234          100        12.62          12.93            98          19.14
LBJ Freeway                        1        213,915           89        12.53          13.05            95          20.32
Las Colinas                        1         74,861           99        11.54          11.86            95          23.14
Stemmons Freeway                   1        634,381           92        10.31          12.42            60          16.87
                               -----      ---------       ------       ------         ------         -----         ------
   Subtotal/Weighted              10      2,320,975           92%      $11.93         $12.51            92%        $19.93
    Average                    =====      =========       ======       ======         ======         =====         ======


CLASS B
Far North Dallas                   1         40,525          100%      $10.44         $10.75            90%        $15.56
LBJ Freeway                        1        244,879           92         9.56           9.49            91          14.92
Central Expressway                 2        413,721           85        10.42          10.83            82          13.82
                               -----      ---------       ------       ------         ------         -----         ------
  Subtotal/Weighted                4        699,125           88%      $10.11         $10.33            89%        $14.31
   Average                     =====      =========       ======       ======         ======         =====         ======


  Total/Weighted Average          14      3,020,100           91%      $11.52         $12.02            91%        $18.63
                               =====      =========       ======       ======         ======         =====         ======

---------------
(1) Represents 1996 annual base rental revenues (excluding scheduled rent increases and free rent that would be taken into account under generally accepted accounting principles) divided by average occupancy in square footage for the year.

(2) Calculated based on base rent payable as of December 31, 1996, without giving effect to free rent or scheduled rent increases that would be taken into account under generally accepted accounting principles.

(3)      Source -- Jamison Research, Inc.

    The CC Office Portfolio is leased to more than 450 tenants, the major tenants having principal businesses in the industry sectors of technology, financial services and media services. None of the tenants in the fourteen office properties comprising the CC Office Portfolio lease over 10% of the net rentable square footage of the CC Office Portfolio.

    The aggregate tax basis for the CC Office Portfolio of depreciable real property and personal property is not available at this time since the acquisition has not closed.

    The 1996 realty tax rate for the CC Office Portfolio was $2.52 per $100 of the $148.5 million assessed value. The total amount of tax at this rate for 1996 was approximately $3.7 million.

    For the year ended December 31, 1996, utility expense for the CC Office Portfolio was approximately $5.0 million and expenses for repairs, maintenance and contract services were approximately $4.4 million.

    The Company has no immediate plans to redevelop any of the properties within the CC Office Portfolio and believes such properties are adequately covered by insurance. The seller of the CC Office Portfolio has acquired the 14 office properties at different times over the last seven years; therefore, the year-end occupancy and average base rent per leased square foot for the CC Office Portfolio is only available for 1996. See table above.

    The following table sets forth for the CC Office Portfolio a schedule of lease expirations for leases in place as of January 1, 1997 for each of the 10 years beginning with January 1, 1997, assuming that none of the tenants exercises renewal options and excluding 290,590 square feet of unleased space.







                                                          PERCENTAGE                  PERCENTAGE OF    ANNUAL BASE
                            NUMBER OF     NET RENTABLE    OF LEASED                    TOTAL ANNUAL      RENT PER
                             TENANTS      AREA SUBJECT   NET RENTABLE   ANNUAL BASE      BASE RENT     SQUARE FOOT
                               WITH       TO EXPIRING    AREA SUBJECT    RENT UNDER   REPRESENTED BY     FOR NET
                             EXPIRING        LEASES      TO EXPIRING      EXPIRING       EXPIRING     RENTABLE AREA
YEAR AND LEASE EXPIRATION     LEASES     (SQUARE FEET)      LEASES       LEASES(1)        LEASES       EXPIRING(1)
--------------------------------------------------------------------------------------------------------------------
           1997                   91         176,724          6.5%      $2,015,800          5.5%         $11.41
           1998                  111         419,145         15.4        5,281,006         14.4           12.60
           1999                  102         389,846         14.3        4,829,621         13.2           12.39
           2000                   78         591,687         21.7        8,180,128         22.4           13.83
           2001                   58         413,361         15.1        5,703,691         15.6           13.80
           2002                   15         183,282          6.7        2,423,756          6.6           13.22
           2003                    7         366,656         13.4        5,201,805         14.2           14.19
           2004                    5         100,041          3.7        1,398,813          3.8           13.98
           2005                    0               0            0                0            0               0
           2006                    2          41,072          1.5          635,055          1.8           15.46
    2007 and thereafter            1          47,696          1.7          906,224          2.5           19.00

---------------
(1) Based on base rent payable as of the expiration date of the lease, for net rentable square feet expiring, without giving effect to free rent or scheduled rent increases that would be taken into account under generally accepted accounting principles and excluding (i) operating costs (such as utilities, real estate taxes and/or insurance) payable by the tenants and
     (ii) expense reimbursements received from the tenants.

    The pro forma financial information reflects the acquisition of the CC Office Portfolio and the two multifamily residential properties.

EFFECT OF CONSUMMATION OF PROPOSED TRANSACTIONS

    General. Upon completion of the spin-off, the Magellan transaction, and the acquisition of the Carter-Crowley portfolio, the Company and Crescent Affiliate will exist as separate public companies that, on an aggregate basis, will own the assets acquired as a result of the consummation of the Magellan transaction and the acquisition of the Carter-Crowley portfolio, as described herein.

    The Company. The Company will have purchased approximately $735 million of assets, consisting primarily of the 90 Facilities acquired from Magellan and the 14 office properties included in the CC Office Portfolio.
These assets also will include warrants to purchase 1,283,311 shares of Magellan's common stock, approximately 208 acres of commercially zoned, undeveloped land located in the Dallas-Fort Worth metroplex, two multifamily residential properties located in the Dallas metropolitan area, marketable securities and secured and unsecured promissory notes relating primarily to the Dallas Mavericks. The Company anticipates that it will finance these acquisitions (as well as its obligations to Crescent Affiliate, as described below) through new or existing financing arrangements, through public or private issuances of debt or equity securities, or a combination thereof. At this time, the Company has no such arrangements.

     Crescent Affiliate. Crescent Affiliate will be a public company, the securities of which initially will be owned by the shareholders of the Company and the limited partners of the Operating Partnership on the date of the spin-off. The assets of Crescent Affiliate will be provided by the Company through the Company's contribution to Crescent Affiliate of assets and funds to be used to acquire assets in the aggregate amount of up to approximately $68 million, up to $39 million of which will be in the form of loans from the Company. Crescent Affiliate's up to approximately $68 million of total assets will consist of (i) acquired or contributed assets with an aggregate purchase price of up to approximately $50.5 million (approximately $7.5 million attributable to Crescent Affiliate's interest in CBHS and approximately $43 million attributable to assets from the Carter-Crowley Portfolio) and (ii) working capital sufficient to satisfy Crescent Affiliate's obligation to loan up to $17.5 million to CBHS. The acquired/contributed assets are expected to consist primarily of an approximately 50% interest in CBHS, warrants to purchase 1,283,311 shares of Magellan's common stock, approximately 1,008 acres of commercially zoned, undeveloped land located in the Dallas-Fort Worth metroplex, an approximately 12% limited partner interest in the limited partnership that owns the Dallas Mavericks, an approximately 1% interest in a private venture capital fund, 100% of a construction equipment, sale, leasing and services company, certain direct non-operating working interests in various oil and gas wells and an approximately 35% limited partner interest in two oil and gas limited partnerships that own working interests in various oil and gas wells.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (a)  FINANCIAL STATEMENTS UNDER RULE 3-14 OF REGULATION S-X

         Carter-Crowley Operating Real Estate Portfolio.

         Report of Independent Public Accountants.

         Statement of Excess of Revenues Over Specific Operating Expenses for the Year Ended December 31, 1996.

         Notes to Statement.

    (b)  PRO FORMA FINANCIAL INFORMATION

         Pro Forma Consolidated Balance Sheet as of December 31, 1996 (unaudited) and notes thereto.

         Pro Forma Consolidated Statement of Operations for the Year ended December 31, 1996 (unaudited) and notes thereto.

    (c)  EXHIBITS

         The following is a list of all exhibits filed as a part of this Form 8-K.

     EXHIBIT NO.      DESCRIPTION OF EXHIBIT
     -----------      ----------------------
        23.01         Consent of Arthur Andersen LLP, Independent Public
                      Accountants, dated March 20, 1997 (filed herewith).

                                   SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 21, 1997            CRESCENT REAL ESTATE EQUITIES COMPANY



                                  By:   /s/ Dallas E. Lucas
                                        --------------------------------
                                        Dallas E. Lucas
                                        Senior Vice President and
                                        Chief Financial Officer

                         INDEX TO FINANCIAL STATEMENTS

CARTER-CROWLEY OPERATING REAL ESTATE PORTFOLIO

       Report of Independent Public Accountants ...................................................   F-2

       Statement of Excess of Revenues Over Specific Operating Expenses for the
       Year Ended December 31, 1996 ...............................................................   F-3

       Notes to Statement .........................................................................   F-4

PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

       Pro Forma Consolidated Balance Sheet as of December 31, 1996 and notes thereto .............   F-7

       Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 1996 and
       notes thereto ..............................................................................   F-9


CARTER-CROWLEY OPERATING REAL ESTATE PORTFOLIO

STATEMENT OF EXCESS OF REVENUES OVER
SPECIFIC OPERATING EXPENSES
FOR THE YEAR ENDED DECEMBER 31, 1996

TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Partners of
Crescent Real Estate Equities Limited Partnership:

We have audited the accompanying statement of excess of revenues over specific operating expenses (as defined in Note 2) of Carter-Crowley Operating Real Estate Portfolio for the year ended December 31, 1996. This statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement referred to above presents fairly, in all material respects, the excess of revenues over specific operating expenses of Carter-Crowley Operating Real Estate Portfolio for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



                              ARTHUR ANDERSEN LLP


Dallas, Texas,
   March 18, 1997

                 CARTER-CROWLEY OPERATING REAL ESTATE PORTFOLIO

                             STATEMENT OF EXCESS OF
                   REVENUES OVER SPECIFIC OPERATING EXPENSES

                     FOR THE YEAR ENDED DECEMBER 31, 1996





REVENUES:
   Office rent                                                 $31,191,267
   Residential rent                                                881,509
   Recoveries                                                      383,872
   Other                                                           355,157
                                                               -----------

                                                                32,811,805

SPECIFIC OPERATING EXPENSES:
   Utilities                                                     5,085,564
   Repairs, maintenance, and contract services                   4,493,230
   Real estate taxes                                             3,924,737
   Salaries                                                      2,954,502
   General and administrative                                      526,811
   Insurance                                                       272,421
   Ground lease                                                    154,104
   Management fees                                                  44,322
                                                               -----------

                                                                17,455,691
                                                               -----------

EXCESS OF REVENUES OVER SPECIFIC
   OPERATING EXPENSES                                          $15,356,114
                                                               ===========





        The accompanying notes are an integral part of this statement.

                 CARTER-CROWLEY OPERATING REAL ESTATE PORTFOLIO


                          NOTES TO STATEMENT OF EXCESS
                  OF REVENUES OVER SPECIFIC OPERATING EXPENSES

                               DECEMBER 31, 1996



1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

Description of Portfolio

Carter-Crowley Operating Real Estate Portfolio (the "Portfolio") consists of
14 office buildings (the "Buildings") and two apartment/condominium complexes (the "Apartments") located in Dallas, Texas, and surrounding suburbs. The Properties contain approximately 3 million rentable square feet. The Portfolio, including the land on which the Buildings and Apartments are located (with the exception of one office building subject to a ground lease expiring May, 2079), are owned fee simple.

Use of Estimates

The preparation of statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Rental Income and Deferred Rent Concessions

In connection with obtaining certain tenants under long-term leases, property management grants rent concessions. The aggregate rental payments due over the terms of the leases are recognized as rental income on a straight-line basis over the full term of the leases, including the periods of rent concessions.

Recoveries

A portion of the operating expenses is charged back to tenants on a monthly basis based upon estimated expenses. These charges are adjusted at period-end, based upon actual expenses.

2.  BASIS OF ACCOUNTING:

The accompanying statement of excess of revenues over specific operating expenses is presented on the accrual basis of accounting. This statement is not intended to be a complete presentation of revenues and operating expenses for the year ended December 31, 1996, as certain items such as depreciation, amortization, interest, and partnership administrative expenses have been excluded since they are not comparable to the proposed future operations of the Properties. This statement has been prepared in accordance with requirements for financial information required by Form 8-K and Rule 3.14 of Regulation S-X of the Securities and Exchange Commission. Accordingly, the statement does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

3.  PROPERTY MANAGEMENT:

The Buildings are managed internally and are allocated a management fee of 4% of gross rental receipts. Total management fees allocated to the Buildings for the year ended December 31, 1996, were approximately $1.3 million and are eliminated against the corresponding fees recorded by the Portfolio in the accompanying statement of excess of revenues over specific operating expenses. Approximately $1.1 million of home office salary expenses related to Building management are included in salaries in the accompanying statement of excess of revenues over specific operating expenses.

The Portfolio entered into a management agreement with Columbus Management Services, Inc. (the "Manager") on January 1, 1996, relating to the management of the Apartments. The agreement with the Manager requires a monthly management fee of $200 and 5% of gross revenues, as defined. Total management fees for the year ended December 31, 1996, were approximately $44,000. The agreement may be terminated at any time by either party in accordance with the management agreement. If terminated, the management fees must be paid through the month in which the Manager's service will extend.

4.  INTENT TO SELL:

On February 10, 1997, the fee owner of the Properties entered into a contract to sell its interest in the Portfolio to an unaffiliated third party.

                     CRESCENT REAL ESTATE EQUITIES COMPANY

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

         The following unaudited pro forma Consolidated Balance Sheet of Crescent Real Estate Equities Company (the "Company") as of December 31, 1996, assumes completion of (i) the acquisition of CC Office Portfolio and the two multi-family residential properties (collectively referred to as the "CC Rental Properties") and the Trammell Crow Center office property ("TCC"), all acquired subsequent to December 31, 1996 and the associated financing, in each case as of December 31, 1996. The pro forma Consolidated Statement of Operations for the year ended December 31, 1996 assumes the completion, as of January 1, 1996, of (i) the October 1996 Offering of the Company's common stock and the use of the net proceeds therefrom to repay approximately $168 million of indebtedness and to fund approximately $289 million of subsequent acquisitions and (ii) the acquisition of the Properties acquired during 1996 and CC Rental Properties and TCC acquired during 1997.

         The unaudited pro forma Consolidated Balance Sheet and Statement of Operations should be read in conjunction with the historical financial statements of the Company. In management's opinion, all adjustments necessary to reflect the above discussed transactions have been made. The unaudited pro forma Consolidated Balance Sheet and Statement of Operations are not necessarily indicative of what actual results of operations of the Company would have been for the period, nor does it purport to represent the Company's results of operations for future periods.

                     CRESCENT REAL ESTATE EQUITIES COMPANY
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                             (dollars in thousands)
                                  (Unaudited)


                                                                  Crescent
                                                                 Real Estate
                                                              Equities Company      Pro Forma        Pro Forma
                                                               Historical (A)      Adjustments     Consolidated
                                                               --------------      -----------     -----------
ASSETS:
   Investment properties, at cost                                $ 1,732,626       $   371,000(B)   $ 2,103,626
   Less -  Accumulated depreciation                                 (208,808)               --         (208,808)
                                                                 -----------       -----------      -----------
                                                                   1,523,818           371,000        1,894,818

   Cash and cash equivalents                                          25,592                --           25,592
   Restricted cash and cash equivalents                               36,882                --           36,882
   Accounts receivable, net                                           15,329                --           15,329
   Deferred rent receivable                                           16,217                --           16,217
   Investments in real estate mortgages and common
      stock of residential development corporations                   37,069                --           37,069
   Notes receivable                                                   28,890                --           28,890
   Other assets, net                                                  47,125                --           47,125
                                                                 -----------       -----------      -----------
               Total assets                                      $ 1,730,922       $   371,000      $ 2,101,922
                                                                 ===========       ===========      ===========


LIABILITIES:
   Borrowings under Credit Facility                              $    40,000       $    12,000(C)   $    52,000
   Notes payable                                                     627,808           359,000(D)       986,808
   Accounts payable, accrued expenses and other liabilities           48,462                --           48,462
                                                                 -----------       -----------      -----------
              Total liabilities                                      716,270           371,000        1,087,270
                                                                 -----------       -----------      -----------


MINORITY INTERESTS:
   Operating Partnership                                             120,227                --          120,227
   Investment Joint Ventures                                          29,265                --           29,265
                                                                 -----------       -----------      -----------
              Total minority interests                               149,492                --          149,492
                                                                 -----------       -----------      -----------


STOCKHOLDERS' EQUITY:
   Common stock                                                          361                --              361
   Additional paid-in capital                                        905,724                --          905,724
   Deferred compensation on restricted shares                           (364)               --             (364)
   Retained deficit                                                  (40,561)               --          (40,561)
                                                                 -----------       -----------      -----------
              Total stockholders' equity                             865,160                --          865,160
                                                                 -----------       -----------      -----------
              Total liabilities and stockholders' equity         $ 1,730,922       $   371,000      $ 2,101,922
                                                                 ===========       ===========      ===========






        See accompanying notes to Pro Forma Consolidated Balance Sheet.

                     CRESCENT REAL ESTATE EQUITIES COMPANY

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

ADJUSTMENTS
(Dollars in Thousands)

(A) Reflects Crescent Real Estate Equities Company audited consolidated historical
    balance sheet at December 31, 1996                                                        --

(B) Increase reflects the following:
      Acquisition of CC Rental Properties                                               $209,000
      Acquisition of TCC                                                                 162,000
                                                                                        --------
                                                                                        $371,000
                                                                                        ========

(C) Increase in borrowings under the Credit Facility as a result
    of the acquisition of TCC                                                           $ 12,000
                                                                                        ========

(D) Increase in short-term borrowings for the following:
      Acquisition of CC Rental Properties                                               $209,000
      Acquisition of TCC                                                                 150,000
                                                                                        --------
                                                                                        $359,000
                                                                                        ========


                     CRESCENT REAL ESTATE EQUITIES COMPANY
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                 (dollars in thousands, except per share data)
                                  (unaudited)


                                           Crescent Real
                                               Estate            CC
                                          Equities Company     Rental                    1996 Acquired      Other       Pro Forma
                                           Historical (A)   Properties (B)     TCC (C)   Properties (D)   Adjustments  Consolidated
                                          ----------------  --------------     -------   --------------   -----------  ------------
REVENUES:
   Rental property                            $ 202,003        $32,812         $23,005       $ 89,185    $     --       $ 347,005
   Interest and other income                      6,858             --              --             --          --           6,858
                                              ---------        -------         -------       --------    --------       ---------
          Total revenues                        208,861         32,812          23,005         89,185          --         353,863
                                              ---------        -------         -------       --------    --------       ---------

EXPENSES:
   Real estate taxes                             20,606          3,925           2,208          8,176          --          34,915
   Repairs and maintenance                       12,292          4,493           1,916          8,403          --          27,104
   Other rental property operating               40,915          9,038           6,141         21,346      (1,700)(E)      75,740
   Corporate general and administrative           4,674             --              --             --          --           4,674
   Interest expense                              42,926             --              --             --      36,591 (F)      79,517
   Depreciation and amortization                 40,535          5,575           4,050         12,727          --          62,887
   Amortization of deferred financing costs       2,812             --              --             --          --           2,812
                                              ---------        -------         -------       --------    --------       ---------

          Total expenses                        164,760         23,031          14,315         50,652      34,891         287,649
                                              ---------        -------         -------       --------    --------       ---------

         Operating income (loss)                 44,101          9,781           8,690         38,533     (34,891)         66,214

OTHER INCOME:
   Equity in net income of residential
      development corporations                    3,850             --              --             --          --           3,850
                                              ---------        -------         -------       --------    --------       ---------


INCOME (LOSS) BEFORE MINORITY INTERESTS
    AND EXTRAORDINARY ITEM                       47,951          9,781           8,690         38,533     (34,891)         70,064
Minority interests                               (9,510)            --              --           (533)     (1,719)(G)     (11,762)
                                              ---------        -------         -------       --------    --------       ---------

INCOME BEFORE EXTRAORDINARY ITEM                 38,441          9,781           8,690         38,000     (36,610)         58,302
Extraordinary item                               (1,306)            --              --             --          --          (1,306)
                                              ---------        -------         -------       --------    --------       ---------

NET INCOME (LOSS)                             $  37,135        $ 9,781         $ 8,690       $ 38,000    $(36,610)      $  56,996
                                              =========        =======         =======       ========    ========       =========

PER SHARE DATA (H):
     Income before extraordinary item                                                                                   $    1.61
     Extraordinary item                                                                                                     (0.04)
                                                                                                                        ---------
     Net income                                                                                                         $    1.57

                                                                                                                        =========




     See adjustments to Pro Forma Consolidated Statement of Operations on
                               following page.

                          CRESCENT REAL ESTATE EQUITIES COMPANY

                              NOTES TO PRO FORMA CONSOLIDATED
                                    STATEMENT OF OPERATIONS

ADJUSTMENTS
(Dollars in Thousands)
  (A)      Reflects Crescent Real Estate Equities Company audited consolidated
           historical statement of operations for the year ended December 31, 1996.    ---

  (B)      Reflects the historical incremental rental income and operating expenses, including an adjustment for depreciation based on acquisition price associated with the CC Rental Properties, proposed to be acquired in the second quarter of 1997, assuming the properties
           were acquired at the beginning of the period.                               ---

  (C)      Reflects the historical incremental rental income and operating expenses, including an adjustment for depreciation based on acquisition price associated with TCC acquired on February 28, 1997,
           assuming the property was acquired at the beginning of the period.          ---

  (D)      Reflects the historical incremental rental income and operating expenses, including an adjustment for depreciation based on acquisition price associated with all properties acquired in 1996, assuming the properties were acquired at the beginning of the
           period.                                                                     ---



           PROPERTY                                                ACQUISITION DATE
           --------                                                ----------------
           3333 Lee Parkway office property                             1/05/96
           301 Congress Avenue office property (i)                      4/18/96
           Central Park Plaza office property                           6/13/96
           Canyon Ranch - Tucson resort (ii)                            7/26/96
           The Woodlands office properties (iii)                        7/31/96
           Three Westlake Park office property                          8/16/96
           1615 Poydras office property                                 8/23/96
           Greenway Plaza Portfolio                                    10/07/96
           Chancellor Park office property                             10/24/96
           The Woodlands retail properties (iii)                       10/31/96
           Sonoma Mission Inn & Spa (ii)                               11/18/96
           Canon Ranch - Lenox resort (ii)                             12/11/96
           160 Spear Street office property                            12/13/96
           Greenway I and IA office properties                         12/18/96
           Bank One Tower office property                              12/23/96
           Frost Bank Plaza office property                            12/27/96

         (i) The Company has a 1% general partner and a 49% limited partner interest in the partnership that owns 301 Congress Avenue.

         (ii) Historical operations of the hotel or/resort property were adjusted to reflect the lease payments from the hotel lessee to the Company calculated on a pro forma basis by applying the rent provisions (as defined in the lease agreements).

         (iii) The Company has a 75% interest in the partnership that owns these properties.


(E)      Reflects the elimination of historical ground lessee's expense,
         assuming TCC was acquired at the beginning of the period.              $   (1,700)
                                                                                ==========

(F) Net increase as a result of interest costs for long and short-term financing, as follows, assuming the borrowings to finance property acquisitions and assumption of debt had all occurred at the beginning of the period.


         Credit Facility -              $  52,000  @  7.75%   =   $    4,030
         LaSalle Note I -               $ 239,000  @  7.83%   =       18,714
         LaSalle Note II -              $ 161,000  @  7.79%   =       12,542
         Cigna -                        $  63,500  @  7.47%   =        4,743
         LaSalle Note III -             $ 115,000  @  7.51%   =        8,637
         Nomura Funding VI Note -       $   8,780  @ 10.07%   =          884
         Northwestern Loan -            $  26,000  @  7.65%   =        1,989
         Woodlands Note -               $  12,411  @ 8.875%   =        1,101
         TCB Construction Loan -        $   2,117  @  7.39%   =          156
         FNBB Short-term Loan -         $ 359,000  @  7.75%   =       27,823
                                                                  ----------
           Total Annual Amount                                    $   80,619
           Less: Capitalized interest                                 (1,102)
                 Historical interest expense                         (42,926)
                                                                  ----------
                                                                                $   36,591
                                                                                ==========
(G)      Reflects adjustment needed to reflect minority partners' weighted average 15.56% interest in the net income of the Operating Partnership less joint venture minority interests assuming completion of the
         October 1996 Offering at the beginning of the period.                  $   (1,719)
                                                                                ==========
(H)      Reflects net income per share based on 36,121,355 weighted average shares of Common Stock assumed to be outstanding during the year ended
         December 31, 1996.                                                           --

                                EXHIBIT INDEX


     EXHIBIT NO.      DESCRIPTION OF EXHIBIT
     -----------      ----------------------
        23.01         Consent of Arthur Andersen LLP, Independent Public
                      Accountants, dated March 20, 1997 (filed herewith).